UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2024

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Common Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A. 2024 Extended Class B Revolving Credit Commitment

On September 24, 2024, Sable International Finance Limited (“SIFL”) and Coral-US Co-Borrower LLC, as borrowers (together with SIFL, the “Borrowers”), certain guarantors named therein (the “Guarantors”), The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”) and security trustee and the lenders named therein (the “2024 Extending Class B Revolving Credit Lenders”) entered into an extension amendment (the “Extension Amendment”) to the existing amended and restated credit agreement, dated as of January 24, 2020, as further amended as of September 23, 2021 and May 22, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”). Each of the Borrowers and the Guarantors is a wholly-owned indirect subsidiary of Liberty Latin America Ltd.

Under the terms of the Extension Amendment, the 2024 Extending Class B Revolving Credit Lenders agreed to extend the maturity date of their respective 2021 Extended Class B Revolving Credit Commitments under (and as defined in) the Existing Credit Agreement, in an aggregate principal amount of $384.0 million (the “2024 Extended Class B Revolving Credit Commitments”), to (i) July 31, 2027, upon the consummation of the repayment, redemption, discharge, replacement, extension and/or refinancing in full of the 5.750% senior secured notes due 2027 issued by SIFL and the 6.875% senior notes due 2027, issued by C&W Senior Finance Limited, as successor issuer (the “2027 Notes Refinancing”); provided that any indebtedness the proceeds of which are used for such 2027 Notes Refinancing has a final stated maturity occurring on or after March 24, 2030; (ii) April 15, 2029, if the 2027 Notes Refinancing has occurred, upon the consummation of the repayment, redemption, discharge, replacement, extension and/or refinancing in full of the term loan B-5 facility established under the Existing Credit Agreement (the “Term Loan B-5 Refinancing”); provided that any indebtedness the proceeds of which are used for such Term Loan B-5 Refinancing has a final stated maturity occurring on or after March 24, 2030; and (iii) September 24, 2029, if each of the 2027 Notes Refinancing and the Term B-5 Loan Refinancing have occurred, upon the consummation of the repayment, redemption, discharge, replacement, extension and/or refinancing in full of the term loan B-6 facility established under the Existing Credit Agreement (the “Term Loan B-6 Refinancing”); provided that any indebtedness the proceeds of which are used for such Term Loan B-6 Refinancing has a final stated maturity occurring on or after March 24, 2030. Lenders that continue to hold 2021 Extended Class B Revolving Credit Commitments may, under the terms of the Extension Amendment and with the consent of SIFL, exchange their 2021 Extended Class B Revolving Credit Commitments for an equal amount of 2024 Extended Class B Revolving Credit Commitments by delivering an extension notice to the Administrative Agent. The aggregate principal amount of 2021 Extended Class B Revolving Credit Commitments after giving effect to the Extension Amendment is $196.0 million.

The obligations of the Borrowers and the Guarantors under the 2024 Extended Class B Revolving Credit Commitments will remain guaranteed by the Borrowers and the Guarantors, and will continue to be secured by pledges over the shares of each Guarantor and certain subordinated shareholder loans.

The foregoing descriptions of the Extension Amendment, the 2024 Extended Class B Revolving Credit Commitments and the transactions contemplated thereby are not complete and are subject to, and qualified in their entirety by reference to, the Extension Amendment (including in the respective schedules thereto), a copy of which will be filed with Liberty Latin America Ltd.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024.

B. Issuance of 7.125% Senior Secured Notes due 2032

On September 25, 2024, SIFL entered into a purchase agreement (the “Purchase Agreement”) with, among others, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which SIFL agreed to sell, subject to the terms and conditions set forth therein, $1,000.0 million aggregate principal amount of its 7.125% senior secured notes due 2032 (the “Notes”), at an issue price of 100.000%, to the Initial Purchasers in a private offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended.

The Notes will be issued on October 3, 2024 (the “Issue Date”) under an indenture to be dated the Issue Date (the “Indenture”) between, among others, SIFL and U.S. Bank Trustees Limited, as trustee.

The proceeds from the offering of the Notes are expected to be used to refinance certain outstanding indebtedness of the group (which is expected to be C&W Senior Finance Limited’s 6.875% senior notes due 2027, in part, and SIFL’s 5.750% senior secured notes due 2027, in full), for cash on balance sheet, and to pay any related fees, premiums and expenses in connection with the foregoing.

The Notes will mature on October 15, 2032. Interest on the Notes will be payable semi-annually on each April 15 and October 15, commencing on April 15, 2025. The Notes may be redeemed, in whole or in part, at any time prior to October 15, 2027, at a price equal to 100.000% of the principal amount of the Notes redeemed plus accrued and unpaid interest to (but excluding) the redemption date and a “make whole” premium, as described in the Indenture. The Notes may be redeemed, in whole or in part, at any time on or after October 15, 2027 at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest and additional amounts, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period commencing on October 15 of the years set out below:

Year	Redemption Price
2027	103.563%
2028	101.781%
2029 and thereafter	100.000%

In addition, at any time, or from time to time, prior to October 15, 2027, SIFL may redeem up to 40% of the aggregate principal amount of the Notes with the net proceeds of one or more specified equity offerings at a redemption price of 107.125%. Prior to October 15, 2027, during each twelve-month period commencing on the Issue Date, SIFL may redeem up to 10% of the aggregate principal amount of the Notes at a redemption price equal to 103% of the principal amount thereof plus accrued and unpaid interest and additional amounts, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Notes will be guaranteed on a senior secured basis by the Guarantors and will be the senior obligations of SIFL and the Guarantors. Within 60 business days of the Issue Date, the Notes will be secured by (i) share charges or pledges of the capital stock or shares of SIFL and the Guarantors; (ii) an assignment by way of security over any intercompany loans granted by C&W Senior Secured Parent Limited to Sable Holding Limited; and (iii) a security interest over any Subordinated Shareholder Loans (as defined in the Indenture) in accordance with the provisions of the Existing Credit Agreement.

The above-mentioned descriptions of the Notes and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Indenture, a copy of which will be filed with Liberty Latin America Ltd.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Name

101.SCH	XBRL Inline Taxonomy Extension Schema Document.
101.DEF	XBRL Inline Taxonomy Extension Definition Linkbase.
101.LAB	XBRL Inline Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Inline Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.* (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ John M. Winter
John M. Winter
Senior Vice President, Chief Legal Officer & Secretary

Date: September 30, 2024